Exhibit 10.1

EXECUTION COPY

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated as of September 24, 2021 (the “Execution Date”), is made by and between NABRIVA THERAPEUTICS PLC., an Irish incorporated public limited company (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”). Capitalized terms used herein and not otherwise defined herein are defined in Section 1 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to allot and issue to the Investor, and the Investor wishes to buy from the Company, up to Twenty-Three Million Dollars ($23,000,000) of the Company’s ordinary shares, $0.01 nominal value per share (the “Ordinary Shares”). The Ordinary Shares to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)              “Accelerated Purchase Date” means, with respect to any Accelerated Purchase (as defined below) made pursuant to Section 2(b) hereof or any Additional Accelerated Purchase (as defined below) pursuant to Section 2(c) hereof, the Business Day immediately following the applicable Regular Purchase Date with respect to the corresponding Regular Purchase made pursuant to Section 2(a) hereof.

(b)             “Accelerated Purchase Period” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, such period of time on the Accelerated Purchase Date beginning at the official open of trading on the Principal Market, and ending at the earliest of (i) the official close of trading on the Principal Market on such Accelerated Purchase Date, (ii) such time that the total number (or volume) of Ordinary Shares traded on the Principal Market has exceeded the quotient of (A) the Accelerated Purchase Share Amount, divided by (B) 0.3, and (iii) such time on the Accelerated Purchase Date that the Sale Price has fallen below any minimum price threshold set forth in the applicable Purchase Notice by the Company.

(c)             “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof or an Additional Accelerated Purchase (as defined below) made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in a Purchase Notice, which number of Purchase Shares shall not, in the absence of a mutual agreement of the Parties to the contrary, exceed the lesser of (i) 300% of the applicable Regular Purchase Share Limit for the corresponding Regular Purchase and (ii) 30% of the total volume of Ordinary Shares traded on the Principal Market during the Accelerated Purchase Period or the Additional Accelerated Purchase Period, as applicable.

(d)              “Additional Accelerated Purchase Period” means, with respect to an Additional Accelerated Purchase (as defined below) pursuant to Section 2(c) hereof, such period of time on the Accelerated Purchase Date beginning at the latest of (i) the end of the Accelerated Purchase Period for the corresponding Accelerated Purchase made pursuant to Section 2(b) hereof on such Accelerated Purchase Date, (ii) the end of the Additional Accelerated Purchase Period for the most recently completed prior Additional Accelerated Purchase pursuant to Section 2(c) hereof on such Accelerated Purchase Date, as applicable, and (iii) the time at which all Purchase Shares for all prior Purchases, including, those effected on the applicable Accelerated Purchase Date have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, and ending at the earliest of (i) the official close of trading on the Principal Market on the Accelerated Purchase Date, (ii) such time that the total number (or volume) of Ordinary Shares traded on the Principal Market has exceeded the quotient of (A) the Accelerated Purchase Share Amount, and (B) 0.3, and (iii) such time that the Sale Price has fallen below any minimum price threshold set forth in the applicable Purchase Notice by the Company.

(e)              “Available Amount” means, initially, Twenty-Three Million Dollars ($23,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases Purchase Shares pursuant to Section 2 hereof.

(f)               “Bankruptcy Law” means Title 11, U.S. Code, or any similar Irish, federal or state law for the relief of debtors.

(g)              “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(h)              “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(i)               “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

(j)               “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(k)              “DWAC Shares” means Ordinary Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company, once a DWAC notice is received, to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(l)               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)             “Floor Price” means $0.25, which shall be adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction and, effective upon the consummation of any of the foregoing, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $0.25.

(n)              “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, other acts of God, pandemics, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the Execution Date, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in Applicable Laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (G) the failure by the Company to obtain shareholder approval of an updated authority under Irish law for the Board of Directors of the Company to issue Ordinary Shares for cash without first offering those Ordinary Shares to existing shareholders of the Company (the “Pre-Emption Rights Disapplication Requirement”) or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(o)              “Maturity Date” means the first day of the month immediately following the twenty-four (24) month anniversary of the Commencement Date.

(p)              “New Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(q)             “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(r)                 “Principal Market” means The Nasdaq Global Select Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Ordinary Shares are ever listed or traded on The Nasdaq Capital Market, The Nasdaq Global Market, the New York Stock Exchange, NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Ordinary Shares are then listed or traded.

(s)              “Purchase” means any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase made hereunder, as applicable.

(t)               “Purchase Amount” means, with respect to any Regular Purchase, any Accelerated Purchase or any Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(u)              “Purchase Notice” means a notice delivered to the Investor pursuant to Section 2 with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, respectively.

(v)               “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith between the Company and the Investor.

(w)             “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(x)              “Regular Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day for which the Investor receives, after 4:00 p.m., Eastern time on such Business Day, or thereafter as permitted by Section 2(a) hereof, a valid Purchase Notice for such Regular Purchase in accordance with this Agreement; provided that any Business Day that is twenty (20) days or less before the filing of any post-effective amendment to the Registration Statement or New Registration Statement, and until the effective date of any such post-effective amendment to the Registration Statement or New Registration Statement, shall not be a Regular Purchase Date.

(y)             “Regular Purchase Share Limit” means Four Hundred Thousand (400,000) Purchase Shares; provided, however, that (i) if the Closing Sale Price of the Ordinary Shares is not below $2.00 per share on the applicable Regular Purchase Date, the Regular Purchase Share Limit may be increased to up to Six Hundred Thousand (600,000) Purchase Shares for such Regular Purchase Date; and (ii) if the Closing Sale Price of the Ordinary Shares is not below $3.00 on the applicable Regular Purchase Date, the Regular Purchase Share Limit may be increased to up to Eight Hundred Thousand (800,000) Purchase Shares for such Regular Purchase Date, in each case such number of Purchase Shares and price per share to be adjusted following any reorganization, recapitalization, non-cash dividend, share split, reverse share, split or other similar transaction effected with respect to the Ordinary Shares; provided, that if following such an adjustment, the Regular Purchase Share Limit as adjusted would preclude the Company from delivering to the Investor a Purchase Notice hereunder for a Purchase Amount equal to or greater than Two Hundred Thousand Dollars ($200,000), the Regular Purchase Share Limit shall equal the maximum number of Purchase Shares which would enable the Company to deliver to the Investor a Purchase Notice for a Purchase Amount equal to, or as closely approximating, but without exceeding, Two Hundred Thousand Dollars ($200,000); provided, further, that in the absence of a mutual agreement of the Parties to the contrary, the Investor’s committed obligation under any single Regular Purchase shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

(z)              “Sale Price” means any sale price for the Ordinary Shares on the Principal Market as reported by the Principal Market.

(aa)            “SEC” means the U.S. Securities and Exchange Commission.

(bb)            “Securities” means, collectively, the Purchase Shares and the Commitment Shares (as defined below).

(cc)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(dd)           “Subsidiary” means any Person the Company wholly owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting shares or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(ee)            “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(ff)             “Transfer Agent” means Computershare Trust Company, N.A., or such other Person who is then serving as the transfer agent for the Company in respect of the Ordinary Shares.

(gg)           “VWAP” means in respect of an applicable Accelerated Purchase Date, the volume weighted average price of the Ordinary Shares on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2.	PURCHASE OF ORDINARY SHARES.

Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation, to allot and issue to the Investor, in the Company’s sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)              Commencement of Regular Purchases of Ordinary Shares. Upon the satisfaction of the conditions set forth in Section 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions, the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time on any Regular Purchase Date on which the Closing Sale Price is not below the Floor Price, to purchase up to the Regular Purchase Share Limit (each such purchase, a “Regular Purchase”) at the lower of: (i) the lowest Sale Price of the Ordinary Shares on the applicable Regular Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Ordinary Shares during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Regular Purchase Date (the “Purchase Price”). The Company may deliver multiple Regular Purchase Notices to the Investor in a day as often as every Business Day, subject to the second sentence of Section 2(g), so long as Purchase Shares for all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Purchase Date, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. For purposes of this Section 2(a), a Purchase Notice delivered on a day that is not a Business Day shall be deemed to have been delivered on the most recent Business Day prior to delivery of such Purchase Notice.

(b)              Accelerated Purchases. On any Regular Purchase Date, provided that the Company properly submitted a Purchase Notice for a Regular Purchase for a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Regular Purchase Date and subject to the terms and conditions of this Agreement, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount (each such purchase, an “Accelerated Purchase”) at ninety-five percent (95%) of the lower of (i) the Closing Sale Price of the Ordinary Shares on such applicable Accelerated Purchase Date and (ii) the VWAP for the Accelerated Purchase Period (the “Accelerated Purchase Price”). Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase.

(c)              Additional Accelerated Purchases. On any Accelerated Purchase Date, provided that the Company properly submitted a Purchase Notice for an Accelerated Purchase and subject to the terms and conditions of this Agreement, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount (each such purchase, an “Additional Accelerated Purchase”) at the Accelerated Purchase Price. The Company may deliver Purchase Notices to the Investor for multiple Additional Accelerated Purchases on an Accelerated Purchase Date subject to the second sentence of Section 2(g).

(d)              Payment for Purchase Shares.   For each Regular Purchase, the Investor shall immediately pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on receipt of such Purchase Shares by the Investor. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall immediately pay to the Company an amount equal to the Purchase Amount with respect to such purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on receipt of such Purchase Shares by the Investor. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares with respect to any Purchase by the Investor within two (2) Business Days following the receipt by the Company of the Purchase Price or Accelerated Purchase Price, as applicable, for any Purchase therefor in compliance with this Section 2(d), and if on or after such two (2) Business Days the Investor purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Investor of Purchase Shares in anticipation of receiving Purchase Shares from the Company with respect to such Purchase, then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including customary brokerage commissions, if any) for the Ordinary Shares so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such purchases. The Company shall not issue any fraction of an Ordinary Share upon any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Share down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e)              Compliance with Rules of the Principal Market. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 2(f), the Company shall not issue more than 10,372,556 Ordinary Shares (including the Commitment Shares) (the “Exchange Cap”) under this Agreement, which equals 19.99% of the Company’s outstanding Ordinary Shares as of the Execution Date, unless shareholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all Ordinary Shares issued under this Agreement is equal to or greater than $1.16, which is a price equal to the lower of (i) the Nasdaq Official Closing Price immediately preceding the execution of this Agreement or (ii) the arithmetic average of the Nasdaq Official Closing Prices for the Ordinary Shares for the five (5) consecutive Business Days immediately preceding the execution of this Agreement, as calculated in accordance with the rules of the Principal Market (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any Ordinary Shares under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain shareholder approval to issue more than 19.99% of its outstanding Ordinary Shares hereunder if such issuance would require shareholder approval under the rules or regulations of the Principal Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of Ordinary Shares issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market.

(f)               Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not allot or issue, and the Investor shall not purchase or acquire, any Ordinary Shares under this Agreement which, when aggregated with all other Ordinary Shares then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by the Investor and its affiliates of more than 9.99% of the then issued and outstanding Ordinary Shares (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than twenty-four (24) hours) confirm orally or in writing to the Investor the amount of Ordinary Shares then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(g)              Excess Share Limitations. If the Company delivers any Purchase Notice for a Purchase Amount in excess of the limitations contained in this Section 2, such Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Purchase Notice. If the Company delivers a Purchase Notice, and all Purchase Shares subject to all prior Purchases have not theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, such Purchase Notice shall not be deemed to have been delivered and the Investor shall not be required to purchase any Purchase Shares until all Purchase Shares for such prior Purchases have been received by the Investor as DWAC Shares. If any issuance of Purchase Shares would result in the issuance of a fraction of an Ordinary Share, the Company shall round down such fraction of an Ordinary Share to the nearest whole share and no fractional shares will be issued.

(h)              Adjustments for Shares and Prices. Except as specifically stated otherwise, all share-related and dollar-related limitations contained in this Section 2, shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction effected with respect to the Ordinary Shares.

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

       The Investor represents and warrants to the Company that as of the Execution Date and as of the Commencement Date:

(a)              Organization, Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)              Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(c)              Reliance on Exemptions. The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d)             Investment Purpose. The Investor is acquiring the Securities as principal for its own account for investment only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(e)              Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(f)               No Governmental Review. The Investor understands that no U.S. federal or state, or foreign agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities or the other transactions contemplated hereby.

(g)             Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the Securities Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h)              Validity; Enforcement. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)                Residency. The Investor’s principal place of business is in the State of Illinois.

(j)               No Short Selling. The Investor represents and warrants to the Company that at no time prior to the Execution Date has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that as of the Execution Date and as of the Commencement Date:

(a)              Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation (or such equivalent concept to the extent such equivalent concept exists under the law of such jurisdiction), with the requisite corporate or other power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws, memorandum or articles of association or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing (or such equivalent concept to the extent such equivalent concept exists under the law of such jurisdiction) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 11, 2021.

(b)             Authorization; Enforcement; Validity. Subject to the Pre-Emption Rights Disapplication Requirement, the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and to allot and issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the allotment and issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the allotment and issuance of the Purchase Shares issuable under this Agreement have been duly authorized by the Company’s Board of Directors or a validly authorized committee thereof (collectively, the “Board of Directors”), and no further consent or authorization is required by the Company, its Board of Directors or any committee thereof, or its shareholders (except as set forth in Section 2(e) hereof and except for the Pre-Emption Rights Disapplication Requirement). This Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company, and this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has adopted all applicable resolutions (the “Signing Resolutions”) to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of the Signing Resolutions adopted by the Board of Directors. Except as set forth in this Agreement and except for the Pre-Emption Rights Disapplication Requirement, no other approvals or consents of the Company’s Board of Directors or the Company’s shareholders is necessary under Applicable Laws or the Company’s memorandum and articles of association to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the allotment and issuance of the Commitment Shares and the allotment and issuance of the Purchase Shares.

(c)              Capitalization. As of the Execution Date, the authorized share capital of the Company is set forth in Schedule 4(c) hereof. Except as disclosed in the SEC Documents (as defined below) or Schedule 4(c), (i) none of the Company’s issued share capital is subject to preemptive rights or any other similar rights or any Liens (as defined below) or encumbrances and defects (“Liens”) suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any share capital of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company has not granted any share appreciation rights or “phantom share” rights. The Company has furnished to the Investor true and correct copies of (A) the Company’s memorandum and articles of association and (B) summaries of the material terms of all securities convertible into or exercisable for Ordinary Shares, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto, which in the case of this clause (B), are not disclosed in any SEC Document or filed as an exhibit thereto.

(d)             Issuance of Securities. Upon allotment, issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Securities shall be validly issued, fully paid and not subject to any calls for additional capital (nonassessable) and free from all taxes, Liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. A total of 632,474 Ordinary Shares (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction) (the “Reserve Amount”) have been duly authorized and have been or will be reserved for issuance upon purchase under this Agreement as Commitment Shares.

(e)              No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and allotment and issuance of the Purchase Shares and the Commitment Shares as contemplated herein) will, subject to the Pre-Emption Rights Disapplication Requirement, not (i) result in a violation of the Company’s memorandum and articles of association (including any Certificate of Designations, Preferences and Rights of any outstanding series of preferred shares of the Company, if any) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws, the laws of Ireland, the rules of the Financial Industry Regulatory Authority, Inc. and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation or default of or under (i) any provision of the Company’s memorandum and articles of association or under any Subsidiary’s respective certificate or articles of incorporation, memorandum or articles of association, any certificate of designation, preferences and rights of any outstanding series of preferred shares, organizational charter or bylaws, respectively, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which, in the case of clauses (ii) or (iii), could be reasonably expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market and for the statutory filing that is required to be made by the Company at the Irish Companies Registration Office in respect of shares issued by it in the previous 30 day period, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.

(f)              SEC Documents; Financial Statements. The Company is, and has been during the 12-month period immediately preceding the Execution Date, required to file reports, schedules, forms, statements and other documents with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and under the Securities Act, in each case during the 12-month period immediately preceding the Execution Date (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and (ii) fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR), or in connection with a confidential treatment request submitted to the SEC, the Company has received no notices or correspondence from the SEC for the one year preceding the Execution Date other than SEC comment letters relating to the Company’s filings under the Exchange Act and the Securities Act. There are no “open” SEC comments. To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g)              Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 2020, there has been no change that would constitute a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h)              Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, the Ordinary Shares or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

(i)               Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)                No General Solicitation; No Aggregated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Neither the Company, nor or any of its affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause the offering of the Securities contemplated hereby to be aggregated with prior offerings by the Company in a manner that would require shareholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(k)              Intellectual Property Rights. Except as disclosed in the SEC Documents, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as such failure to own, possess or acquire such rights would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as disclosed in the SEC Documents, none of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the Execution Date, except as would not reasonably be expected to have a Material Adverse Effect. The Company is not, and to the knowledge of the Company, no other party is in material breach of any license agreement related to the intellectual property rights of the Company. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.

(l)               Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)             Title. Except as set forth in the SEC Documents, the Company and its Subsidiaries have good and marketable title in all real and personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens, except (i) for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, (ii) for Liens for the payment of federal, state, foreign or other taxes, the payment of which is neither delinquent nor subject to penalties, and (iii) Liens related to the Company’s Loan and Security Agreement with Hercules Capital, Inc. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(n)              Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(o)              Regulatory Permits. Except as set forth in the SEC Documents, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations, or permits would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit except such notices that would not reasonably be expected to have a Material Adverse Effect.

(p)             Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, and except as would not reasonably be expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)             Transactions with Affiliates. Except as disclosed in the SEC Documents, to the Company’s knowledge, none of the Company’s shareholders covered by Item 403(a) of Regulation S-K, officers or directors or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(r)               Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s memorandum and articles of association, the laws of its jurisdiction of incorporation or otherwise which is or would become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(s)              Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might reasonably be expected to constitute material, non-public information which is not otherwise disclosed in the SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company in the SEC Documents to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t)              Foreign Corrupt Practices; Money Laundering Laws; Sanctions. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any of the directors, officers or employees, agents, affiliates or representatives of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Balkans, Belarus, Burma/Myanmar, Cote D’Ivoire, Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, Libya, North Korea, Sudan, Syria, Venezuela and Zimbabwe). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the transactions contemplated hereby, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u)             DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Ordinary Shares can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(v)             Sarbanes-Oxley. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, the Company is not aware of any “material weaknesses” (each as defined by the rules adopted by the SEC) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its Subsidiaries who have a significant role in the Company’s internal controls; and except as disclosed in the SEC Documents, since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Board of Directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules of the Principal Market (the “Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable independence and other requirements of the Exchange Rules and the rules under the Exchange Act, and the Board of Directors has adopted a charter for the audit committee that satisfies the requirements of the Exchange Rules and the rules under the Exchange Act. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, which is required to be described in the SEC Documents which is not so described. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of Applicable Laws, including Section 402 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(w)             Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the allotment and issuance of the Securities. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(w) that may be due in connection with the transactions contemplated by the Transaction Documents.

(x)              Investment Company. The Company is not, and immediately after giving effect to the allotment and issuance of the Purchase Shares in accordance with this Agreement and the application of the proceeds as described in the Registration Statement under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(y)             Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the Execution Date, received any notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in the SEC Documents, the Company is in compliance with all such listing and maintenance requirements.

(z)                Accountants. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

(aa)             No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(bb)            Benefit Plans; Labor Matters. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company for current or former employees or directors of, or independent contractors with respect to, the Company has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Company has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. Each share option granted under any equity incentive plan of the Company (each, a “Share Plan”) since the Company’s initial public offering was granted with a per share exercise price no less than the market price per share on the grant date of such option in accordance with the rules of the Principal Market, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance in all material respects with Applicable Laws and with the applicable Share Plan(s), (ii) was duly approved by the Board of Directors, a duly authorized committee thereof, and (iii) has been (or will be, if granted after June 30, 2021) properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the SEC, and the Principal Market. No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that would have a Material Adverse Effect.

(cc)             Regulatory. During the 12-month period immediately preceding the Execution Date, except as described in the SEC Documents, the Company and each of its Subsidiaries: (A) was and at all times has been in material compliance with all applicable U.S., Irish and other foreign statutes, rules, regulations, or guidance applicable to Company and its Subsidiaries (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) have not received any material written notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state, or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all material Authorizations and such material Authorizations are valid and in full force and effect and, to the Company’s knowledge, are not in violation of any term of any such material Authorizations; (D) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or material Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). During the 12-month period immediately preceding the Execution Date, to the Company’s knowledge, the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws, including, without limitation, the United States Federal Food, Drug and Cosmetic Act and the laws, rules and regulations of the Therapeutic Products Directorate, the European Medicines Agency, the European Commission's Enterprise Directorate General and the regulatory agencies within each Member State granting Marketing Authorization through the Mutual Recognition Procedure or any other federal, provincial, state, local or foreign governmental or quasi-governmental body exercising comparable authority; the descriptions of the results of such studies, tests and trials contained in the SEC Documents are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials in all material respects; the descriptions in the SEC Documents of the results of such clinical trials are consistent in all material respects with such results and to the Company’s knowledge there are no other studies or other clinical trials whose results are materially inconsistent with or otherwise materially call into question the results described or referred to in the SEC Documents; and except as described in the SEC documents, the Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or its Subsidiaries. The Company uses commercially reasonable efforts to review, from time to time, the progress and results of the studies, tests and preclinical and clinical trials and, based upon (i) the information provided to the Company by the third parties conducting such studies, tests, preclinical studies and clinical trials that are described in the SEC Documents and the Company’s review of such information, and (ii) the Company’s actual knowledge, the Company reasonably believes that the descriptions of the results of such studies, tests, preclinical studies and clinical trials are accurate and complete in all material respects.

(dd)            No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(ee)             Passive Foreign Investment Company. The Company was not a “passive foreign investment company,” as such term is defined in the Internal Revenue Code of 1986, as amended (the “Code”), for the last completed fiscal year for which audited financial statements of the Company have been filed with the SEC. Neither the Company nor any Subsidiary is, and, after giving effect to the allotment and issuance of the Securities and the application of the proceeds thereof, neither of them will be, a “controlled foreign corporation” as defined by the Code.

(ff)               Cybersecurity. Except as otherwise disclosed in the SEC Documents, (i) there has been no security breach or other compromise of or relating to any of the Company’s or any of its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and neither the Company nor any of its Subsidiaries has been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) the Company and each of its Subsidiaries is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) the Company and its Subsidiaries have implemented information system backup and disaster recovery procedures consistent with industry standards and practices.

(gg)            Compliance with Data Privacy Laws. Except as otherwise disclosed in the SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries are, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”), and (ii) the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since January 1, 2019, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). Except as otherwise disclosed in the SEC Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, or has knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree or agreement that imposes any obligation or liability under any Privacy Law.

(hh)            Absence of Schedules. In the event that on the Commencement Date, the Company does not deliver any disclosure schedule contemplated by this Agreement, the Company hereby acknowledges and agrees that each such undelivered disclosure schedule shall be deemed to read as follows: “Nothing to Disclose”.

5.	COVENANTS.

(a)                Filing of Current Report and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall also file with the SEC within ten (10) Business Days of the Execution Date, a new registration statement (the “Registration Statement”) covering the resale of Securities in accordance with the terms of the Registration Rights Agreement, and until the Registration Statement is declared effective, the Company shall not file any other registration statement with the SEC under the Securities Act (other than a registration statement on Form S-8). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Registration Statement at least two (2) Business Days prior to the filing of each with the SEC, and the Company shall not file the Registration Statement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Registration Statement within one (1) Business Day from the date the Investor receives it from the Company.

(b)                Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Securities by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor during the Registration Period (as defined in the Registration Rights Agreement), and shall provide evidence of any such action so taken to the Investor.

(c)                Listing/DTC. The Company shall promptly secure the listing of all of the Securities to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Ordinary Shares are then listed, and shall use commercially reasonable efforts to maintain, so long as any Ordinary Shares shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Ordinary Shares on the Principal Market and shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Ordinary Shares on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from the Principal Market regarding the continued eligibility of the Ordinary Shares for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and that the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the Exchange Act (including on Form 8-K) or the Securities Act. The Company shall pay, or shall procure the payment of, all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Ordinary Shares can be transferred electronically as DWAC Shares.

(d)                Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the Execution Date and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares.

(e)                Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement and for the payment in advance by the Investor of $0.01 per Commitment Share to the Company (being the nominal value of an Ordinary Share) (the “Commitment Shares Consideration”), the Company shall cause to be issued to the Investor a total of 632,474 Ordinary Shares (the “Commitment Shares”) and shall deliver to the Transfer Agent the Irrevocable Transfer Agent Instructions with respect to the issuance of such Commitment Shares. For the avoidance of doubt, provided that the Investor shall have paid and the Company shall have received the Commitment Shares Consideration, all of the Commitment Shares shall be fully earned as of the Execution Date, whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any subsequent termination of this Agreement.

(f)                 Due Diligence; Non-Public Information. During the term of this Agreement, the Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby in full compliance with applicable securities laws. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (i) seek an appropriate protective order; and (ii) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the applicable law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this Section 5(f) shall continue to be deemed Confidential Information. Notwithstanding anything in this Agreement to the contrary, from and after the Commencement Date, the Company and the Investor agree that neither the Company nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD under the Exchange Act. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of such material non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes, based on the advice of external counsel, it has received information that constitutes material, non-public information, the Company shall have at least twenty-four (24) hours to either publicly disclose such material, non-public information or to demonstrate to the Investor that such information does not constitute material, non-public information prior to any such disclosure by the Investor. The Investor shall not have any liability to the Company, or any of its directors, officers, employees, shareholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)                Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)                Taxes. The Company shall pay, or procure the payment of, any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Ordinary Shares to the Investor made under this Agreement.

(i)                 No Aggregation. From and after the Execution Date, neither the Company, nor any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require shareholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated unless shareholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(j)                 Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.

(k)                Other Transactions. During the term of this Agreement, the Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Securities to the Investor in accordance with the terms of the Transaction Documents.

(l)                 No Integration. From and after the Execution Date, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.

(m)              Limitation on Similar Financings. The Company shall be prohibited from entering into any “equity line” or similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Ordinary Shares at the time of such purchase until the earlier of (i) six (6) months from the date of termination of this Agreement or (ii) the Maturity Date; provided, however, that this Section 5(m) shall not be deemed to prohibit the issuance of Ordinary Shares pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance prohibited by this Section 5(m), which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

(n)                Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give reasonable consideration to all such comments from the Investor or its counsel on, any press release, SEC filing (other than any periodic report on Form 10-K or Form 10-Q) or any other public disclosure (other than statutory filings that are required to be made by the Company at the Irish Companies Registration Office) by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof; provided that the foregoing shall not apply to any disclosures that are substantially similar to disclosures the Investor has previously reviewed or that disclose only the number Ordinary Shares sold under this Agreement and the proceeds raised therefrom. The Investor must be provided with a final version of any such information related to the Investor contained within such press release, SEC filing or other public disclosure at least 24 hours prior to any release, filing or use by the Company thereof, or such shorter time as is reasonably necessary.

6.	TRANSFER AGENT INSTRUCTIONS.

(a)                Promptly following receipt by the Company of the Commitment Shares Consideration, the Company shall issue irrevocable instructions to the Transfer Agent to issue the Commitment Shares in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). The certificate(s) or book-entry statement(s) representing the Commitment Shares, except as set forth below, shall bear the following restrictive legend (the “Restrictive Legend”) and no other legend whatsoever.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(b)                On the earlier of (i) the date the Registration Statement is declared effective by the SEC and (ii) such time that the Investor shall request, provided all conditions of Rule 144 under the Securities Act are met and the Investor has delivered to the Company a representation letter confirming such Investors’ conditions have been met on which counsel to the Company may rely, the Company shall, no later than two (2) Business Days following the delivery by the Investor to the Company or the Transfer Agent of one or more legended certificates or book-entry statements representing the Commitment Shares (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (i) and (ii) of this sentence), as directed by the Investor, issue and deliver (or cause to be issued and delivered) to the Investor, as requested by the Investor, either: (A) a certificate or book-entry statement representing such Commitment Shares that is free from all restrictive and other legends or (B) a number of Ordinary Shares equal to the number of Commitment Shares represented by the certificate(s) or book-entry statement(s) so delivered by the Investor as DWAC Shares. The Company shall take all actions reasonably necessary to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent, and any successor transfer agent of the Company, as may be reasonably requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Commencement Date, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, (i) irrevocable instructions in the form acceptable to the Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness of the Registration Statement in a form acceptable to the Transfer Agent (the “Notice of Effectiveness of Registration Statement”), in each case to issue the Purchase Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares to be issued from and after the Commencement Date to the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than the Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement referred to in this Section 6(b) will be given by the Company to the Transfer Agent with respect to the Commitment Shares, or any of the Purchase Shares covered by the Registration Statement from and after Commencement, and the Commitment Shares and the Purchase Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company. The Company agrees that if the Company fails to fully comply with the provisions of this Section 6(b) within five (5) Business Days of the Investor providing the deliveries referred to above, the Company shall, at the Investor’s written instruction, purchase such Ordinary Shares containing the Restrictive Legend from the Investor at the greater of the (i) purchase price paid for such Ordinary Shares and (ii) the Closing Sale Price of the Ordinary Shares on the date of the Investor’s written instruction.

7.	CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF PURCHASE SHARES.

The right of the Company hereunder to commence sales of the Purchase Shares on the Commencement Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)                The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)                The Registration Statement covering the resale of all of such Purchase Shares as required pursuant to the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the Company’s knowledge, threatened by the SEC;

(c)                The Ordinary Shares shall be listed on the Principal Market, and all Securities to be issued by the Company to the Investor under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance; and

(d)                The representations and warranties of the Investor shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the Execution Date and as of the Commencement Date as though made at that time.

8.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE ORDINARY SHARES.

The obligation of the Investor to buy Purchase Shares (other than the Commitment Shares) under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)                The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b)                Investor shall have received (i) an opinion letter of Wilmer Cutler Pickering Hale and Dorr, LLP, the Company’s U.S. legal counsel, dated as of the Commencement Date, in the form set forth in Exhibit C attached hereto; and (ii) an opinion letter of A&L Goodbody, the Company’s Irish legal counsel, dated as of the Commencement Date, in the form set forth in Exhibit D attached hereto;

(c)                The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct in all material respects without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(d)                The Board of Directors of the Company shall have adopted the Signing Resolutions, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(e)                The Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent);

(f)                 The Company shall have delivered to the Investor a certificate evidencing the valid existence and good standing of the Company in the Republic of Ireland (or such equivalent concept to the extent it exists under the law of such jurisdiction) as of a date within ten (10) Business Days of the Commencement Date;

(g)                The Company shall have delivered to the Investor a copy of the memorandum and articles of association certified by the Secretary of the Company of a date within ten (10) Business Days of the Commencement Date;

(h)                The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(i)                 The Registration Statement covering the resale of the Securities in accordance with the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or, to the Company’s knowledge, threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than two (2) Business Days after the effective date of the Registration Statement, a final prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. When filed, such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC, as required pursuant to Section 5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(j)                 No Event of Default (as defined below) has occurred, and no event which, after notice and/or lapse of time, would reasonably be expected to become an Event of Default has occurred;

(k)                No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(l)                 No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions; and

(m)              All federal, state, foreign and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, Authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, Irish law, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any foreign or state securities regulators.

9.	INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby other than in the case of clause (c) with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, provided that no seller of Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Securities who was not guilty of fraudulent misrepresentation. Payment under this indemnification shall be made within thirty (30) days from the date the Indemnitee makes written request for it and provides reasonable supporting documentation with respect to the Indemnified Liabilities for which payment is sought. The Indemnitee shall undertake to repay any amount paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.	EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)                the effectiveness of the Registration Statement registering the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order), the Registration Statement or any prospectus thereunder is unavailable for the sale by the Company to the Investor (or the resale by the Investor) of any or all of the Securities to be issued to the Investor under the Transaction Documents, and any such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates the Registration Statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes the Registration Statement with a new registration statement, including (without limitation) when the Registration Statement is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold to the Investor are included in the superseding (or new) registration statement);

(b)                the suspension of the Ordinary Shares from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct the Investor to purchase any Ordinary Shares during any such suspension;

(c)                the delisting of the Ordinary Shares from the Nasdaq Global Select Market unless the Ordinary Shares are immediately thereafter trading on the Nasdaq Capital Market, the Nasdaq Global Market, the New York Stock Exchange, the NYSE Arca, the NYSE American, the OTC Bulletin Board, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d)                the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(e)                if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(f)                 if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (a “Custodian”) of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(g)                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company;

(h)                if at any time the Company is not eligible to transfer its Ordinary Shares electronically as DWAC Shares; or

(i)                 if at any time after the Commencement Date, the Exchange Cap is reached (to the extent the Exchange Cap is applicable pursuant to Section 2(e) hereof) and the Company’s shareholders have not approved the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of the Principal Market.

In addition to any other rights and remedies under applicable law and this Agreement, so long as any event constituting an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time would become an Event of Default has occurred and is continuing, the Company shall not deliver to the Investor any Regular Purchase Notice or Accelerated Purchase Notice, and the Investor shall not purchase any Ordinary Shares under this Agreement. Notwithstanding the foregoing, the foregoing sentence shall not be deemed to apply to any notice from Nasdaq previously received or received in the future regarding the Company’s failure to comply with the continuing listing standards of the Nasdaq Global Market, and to the fact of each such failure, unless all compliance and appeal periods for such failure have lapsed or expired.

11.	TERMINATION

This Agreement may be terminated only as follows:

(a)                If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(e), 10(f) and 10(g) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)                In the event that the Commencement shall not have occurred on or before December 31, 2021, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(d) or Section 8(c), as applicable, could not then be satisfied.

(c)                At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall be effective one (1) Business Day after it has been received by the Investor.

(d)                This Agreement shall automatically terminate on the date that the Company allots and issues and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e)                If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(e), 10(f) and 10(g), 11(d) and 11(e)), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Investor contained in Sections 3 and 4 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 5, 6, 10, 11 and 12 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to any pending Regular Purchases, Accelerated Purchases, and Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.	MISCELLANEOUS.

(a)                Governing Law; Jurisdiction; Jury Trial. The corporate laws of the Republic of Ireland shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of and venue in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)                Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)                Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)                Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. The Investor acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f)                 Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Nabriva Therapeutics plc
25-28 North Wall Quay
IFSC, Dublin 1, Ireland
Telephone:	(610) 816-6640
E-mail:	[****]
Attention:	Daniel Dolan, Chief Financial Officer

With a copy to (which shall not constitute notice or service of process):

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
Facsimile:	(212) 230-8888
E-mail:	brian.johnson@wilmerhale.com
Attention:	Brian A. Johnson

If to the Investor:

Lincoln Park Capital Fund, LLC
440 North Wells, Suite 410
Chicago, IL 60654
Telephone:	[****]
Facsimile:	312.822.9301
E-mail:	[****]
Attention:	Josh Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP
200 S. Biscayne Blvd., Ste. 3900
Miami, Florida 33131
Telephone:	305.539.3306
Facsimile:	305.358.7095
E-mail:	clayton.parker@klgates.com
Attention:	Clayton E. Parker, Esq.

or at such other address, e-mail and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail account containing the time, date, and recipient facsimile number or e-mail address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h)                No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)                 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)                 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)                Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The parties acknowledge that a breach by any party of its obligations hereunder will cause irreparable harm to the non-breaching party and that the remedy at law for any such breach may be inadequate. The parties therefore agree that, in the event of any such breach or threatened breach, the non-breaching party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(l)                 Enforcement Costs. If: (i) this Agreement is placed by the Investor or the Company in the hands of an attorney for enforcement or is enforced by the Investor or the Company through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor or the Company in any other proceedings whatsoever in connection with this Agreement, then the party against which redress is sought under this Section 12(l) shall pay, all reasonable costs and expenses including attorneys' fees incurred in connection therewith to the party incurring such costs and expenses, as incurred, in addition to all other amounts due hereunder.

(m)              Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

NABRIVA THERAPEUTICS PLC

By:	/s/ Daniel Dolan
Name: Daniel Dolan
Title: Chief Financial Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name: Josh Scheinfeld
Title: President

SCHEDULES

Schedule 4(c)	Capitalization

EXHIBITS

Exhibit A	Form of Officer’s Certificate
Exhibit B	Form of Secretary’s Certificate
Exhibit C	Form of Opinion of the Company’s U.S. Counsel
Exhibit D	Form of Opinion of the Company’s Irish Counsel

DISCLOSURE SCHEDULES

Schedule 4(c) – Capitalization

As of the Execution Date, the Company’s authorized share capital consists of 300,000,000 Ordinary Shares, nominal value $0.01 per share, and 100,000,000 preferred shares, nominal value $0.01 per share and 25,000 Euro deferred shares nominal value €1.00 per share.

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(c) of that certain Purchase Agreement dated as of September 24, 2021, (“Purchase Agreement”), by and between NABRIVA THERAPEUTICS PLC, an Irish incorporated public limited company (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Daniel Dolan, Chief Financial Officer of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.               I am the Chief Financial Officer of the Company and make the statements contained in this Certificate;

2.               The representations and warranties of the Company contained in the Purchase Agreement are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct in all material respects as of such date);

3.               The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date, to the extent not otherwise waived.

4.               The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries currently have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is currently financially solvent and is generally able to pay its debts as they become due.

IN WITNESS WHEREOF, I have hereunder signed my name as of the date first written above.

Name:
Title:

EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(h) of that certain Purchase Agreement dated as of September 24, 2021 (“Purchase Agreement”), by and between NABRIVA THERAPEUTICS PLC, an Irish incorporated public limited company (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may allot and issue to the Investor up to Twenty-Three Million Dollars ($23,000,000) of the Company's Ordinary Shares, $0.01 nominal value per share (the “Ordinary Shares”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, J. Christopher Naftzger, Secretary of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.                   I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2.                   Attached hereto as Exhibit A are true, correct and complete copies of the Company’s Memorandum and Articles of Association, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting such document.

3.                   Attached hereto as Exhibit B are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company (a) at a meeting on _____________, at which a quorum was present and acting throughout or (b) by an action by unanimous written consent executed by all directors in accordance with Irish company law. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the allotment, issuance, offering and sale of the Securities and (ii) the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4.                   As of the date hereof, the authorized, issued and reserved share capital of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name as of the date first written above.

Secretary

The undersigned as ___________ of NABRIVA THERAPEUTICS PLC, an Irish incorporated public limited company, hereby certifies that ____________ is the duly elected, appointed, qualified and acting Secretary of NABRIVA THERAPEUTICS PLC, and that the signature appearing above is his genuine signature.